                                                                    EXHIBIT 23.1
                                                                    ------------


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of Eastern Environmental Services, Inc. for the registration of 7,500,000 shares of its common stock and to the incorporation by reference therein of our reports dated:

     (i) June 19, 1997 with respect to the combined financial statements of Waste Services, Inc. and Affiliates, included in the Eastern Environmental Services, Inc. Current Report on Form 8-K dated May 12, 1997 (as amended July 11, 1997 and July 25, 1997 on Form 8-K/A);

     (ii) September 12, 1997 with respect to the financial statements of Pappy, Inc. included in the Eastern Environmental Services, Inc. Current Report on Form 8-K dated August 15, 1997 (as amended October 10, 1997 on Form 8-K/A);

     (iii) December 12, 1997 with respect to the consolidated financial statements of Pine Grove, Inc. included in the Eastern Environmental Services, Inc. Current Report on Form 8-K dated December 1, 1997 (as amended February 17, 1998 on Form 8-K/A); and

     (iv) September 16, 1998 with respect to the consolidated financial statements of Eastern Environmental Services, Inc. included in the Eastern Environmental Services, Inc. Current Report on Form 8-K dated September 22, 1998;

all filed with the Securities and Exchange Commission.


                                       /s/ Ernst & Young LLP


Philadelphia, Pennsylvania
September 30, 1998